       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998

                                                  REGISTRATION NO. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                RAILAMERICA, INC.

                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      65-0328006
 (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                           301 YAMATO ROAD, SUITE 1190
                              BOCA RATON, FL 33431
                    ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      RAILAMERICA, INC. 1998 OMNIBUS EXECUTIVE INCENTIVE COMPENSATION PLAN
           GARY O. MARINO CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT
      ---------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                 GARY O. MARINO
           CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER
                                RAILAMERICA, INC.
                           301 YAMATO ROAD, SUITE 1190
                            BOCA RATON, FLORIDA 33431
                     --------------------------------------
                     (Name and address of agent for service)

                                 (561) 994-6015
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              GARY M. EPSTEIN, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0894

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                     PROPOSED MAXIMUM           PROPOSED
   TITLE OF SECURITIES          AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED            REGISTERED            PER SHARE (1)         OFFERING PRICE(1)     REGISTRATION FEE
===================================================================================================================
COMMON STOCK,
  $.001 PAR VALUE......       1,275,000 SHARES             $9.50                 $8,819,580           $2,601.78
===================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the exercise price of $7.25 for an aggregate of 75,000 options granted under Mr. Gary O. Marino's employment agreement dated as of January 1, 1998 (the "Employment Agreement"), (ii) the exercise price of $8.00 for an aggregate of 75,000 options granted under the Employment Agreement, (iii) the exercise price of $8.75 for an aggregate of 75,000 options granted under the Employment Agreement, (iv) the exercise price of $9.50 for an aggregate of 75,000 options granted under the Employment Agreement and (v) the average of the high and low prices reported on the NASDAQ National Market System (equaling $6.4688 per share) of the Common Stock on May 6, 1998, with respect to options to purchase 930,000 shares of Common Stock to be granted under the Plan and 45,000 shares of Common Stock issued pursuant to the Employment Agreement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                      (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998;

                      (b) The Registrant's Current Report on Form 8-K for an event occurring on January 23, 1998; and

                      (c) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement on Form S-2, as amended (Registration No. 333-21165).

              In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

              Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

              Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         Under its Certificate of Incorporation (the "Certificate"), the Company may indemnify, to the full extent permitted by Delaware law, its directors, officers, employees and agents who are a party, or are threatened to be made a party, to an action or proceeding, by reason of the fact that the person serves or served the Company as a director, officer, employee or agent. The Company also is authorized to purchase insurance and enter into indemnification agreements. The Certificate also eliminates the liability of directors and officers to the Company or its stockholders for monetary damages for breach of fiduciary duty except to the extent such exemption from liability or limitation thereof is not permitted under applicable law. This provision does not eliminate the duty of care or loyalty and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director continues to be subject to liability for monetary damages for acts or omissions involving breach of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, unlawful distributions and any transaction from which the director derived an improper personal benefit. The Company believes that these provisions of the Certificate are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              See "Exhibit Index" on page II-5 below.

ITEM 9.       UNDERTAKINGS.

              (a)   The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
10(a)(3) of the Act;

                             (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on April __, 1998.


                       RAILAMERICA, INC.



                       By: /s/ Gary O. Marino
                           ----------------------------------------------------
                           Name:  Gary O. Marino
                           Title: Chairman, President, Chief Executive Officer
                                  and Treasurer (Principal Executive Officer and Principal Financial Officer)


                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary O. Marino and Donald D. Redfearn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                        TITLE                                   DATE
              ---------                                        -----                                   ----
         /s/ Gary O. Marino            Chairman, President, Chief Executive Officer and           April __, 1998
-------------------------------------  Treasurer (Principal Executive Officer and
           Gary O. Marino              Principal Financial Officer)



           /s/ Larry Bush              Controller (Principal Accounting Officer)                  April __, 1998
-------------------------------------
             Larry Bush



       /s/ Donald D. Redfearn          Executive Vice President - Administration and Director     April __, 1998
-------------------------------------
         Donald D. Redfearn



         /s/ Richard Rampell           Director                                                   April __, 1998
-------------------------------------
           Richard Rampell



                                       Director                                                   April __, 1998
-------------------------------------
         Douglas R. Nichols



                                       Director                                                   April __, 1998
-------------------------------------
          Charles Swinburn



                                       Director                                                   April __, 1998
-------------------------------------
           John H. Marino



        /s/ John H. Sullivan           Director                                                   April __, 1998
-------------------------------------
          John H. Sullivan


                                  EXHIBIT INDEX

      EXHIBIT                                                                                     SEQUENTIAL
      NUMBER                                         DESCRIPTION                                   PAGE NO.
      -------                                        -----------                                  ----------
        4.1                RailAmerica, Inc. 1998 Omnibus Executive Incentive Compensation
                           Plan(1)

        4.2                Employment Agreement, dated as of January 1, 1998 between the
                           Registrant and Gary O. Marino

        5.1                Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

       23.1                Consent of Coopers & Lybrand LLP

       23.2                Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                           (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1                Power of Attorney is included in the Signatures section of this
                           Registration Statement

--------------------

(1) Incorporated by reference to Appendix A to Registrant's Schedule 14A filed on April 30, 1998.